Exhibit 4.18

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 7, 2013, among Virgin Media Inc. (formally known as Viper US MergerCo I Inc.), Virgin Media Holdings Inc., Virgin Media Group LLC, Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, Virgin Media Investment Holdings Limited and Virgin Media Investments Limited (each a “Guaranteeing Company” and, together, the Guaranteeing Companies), Virgin Media Finance PLC, as Issuer (the “Issuer”), and The Bank of New York Mellon, acting through its London Branch, as Trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, Lynx II Corp. (“Lynx II”) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 22, 2013, providing for the issuance of an initial aggregate principal amount of the $530,000,000 6 3/8% Senior Notes due 2023 (the “Dollar Notes”) and the £250,000,000 7% Senior Notes due 2023 (the “Sterling Notes” and together with the Dollar Notes, the “Notes”).

WHEREAS, the Issuer acceded to the Indenture pursuant to an accession agreement, dated as of the date hereof, among Lynx II, the Issuer and the Trustee, whereby the Issuer assumed all of the obligations of Lynx II under the Indenture and the Notes and Lynx II was released from its obligations thereunder.

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Companies shall execute and deliver to the Trustee a Supplemental Indenture pursuant to which each Guaranteeing Company shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Sections 9.01(4) and 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Company hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in such Guarantee and in the Indenture.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator member or stockholder of the Issuer, any of its parent companies or any of its Subsidiaries or Affiliates, as such shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations of their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Companies and the Issuer.

9. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes.

10. SUCCESSORS. All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors.

(Signature pages to follow.)

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

VIRGIN MEDIA FINANCE PLC

By:	Authorized Signatory
Name:
Title:

(Signature Page to Supplemental Indenture to the Senior Notes Indenture)

VIRGIN MEDIA INC.

By:	Authorized Signatory
Name:
Title:

(Signature Page to Supplemental Indenture to the Senior Notes Indenture)

VIRGIN MEDIA HOLDINGS INC.

By:	Authorized Signatory
Name:
Title:

(Signature Page to Supplemental Indenture to the Senior Notes Indenture)

VIRGIN MEDIA GROUP LLC

By:	Authorized Signatory
Name:
Title:

(Signature Page to Supplemental Indenture to the Senior Notes Indenture)

VIRGIN MEDIA (UK) GROUP, INC.

By:	Authorized Signatory
Name:
Title:

(Signature Page to Supplemental Indenture to the Senior Notes Indenture)

VIRGIN MEDIA COMMUNICATIONS LIMITED

By:	Authorized Signatory
Name:
Title:

(Signature Page to Supplemental Indenture to the Senior Notes Indenture)

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED

By:	Authorized Signatory
Name:
Title:

(Signature Page to Supplemental Indenture to the Senior Notes Indenture)

VIRGIN MEDIA INVESTMENTS LIMITED

By:	Authorized Signatory
Name:
Title:

(Signature Page to Supplemental Indenture to the Senior Notes Indenture)

THE BANK OF NEW YORK MELLON, ACTING THROUGH ITS LONDON BRANCH

By:	Authorized Signatory
Name:
Title:

(Signature Page to Supplemental Indenture to the Senior Notes Indenture)